OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces Metallurgical Test Work Results with Greater Than 95% Gold Recovery.

All figures in United States Dollars (“USD”).

IRVING, TX / April 3, 2025 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource” or “the Company”) is pleased to announce recent metallurgical test work results undertaken at its San Jose de Gracia mine in Mexico as part of the preparation of an SK 1300 Technical Report. These metallurgical test work results also support the capital improvement programs being undertaken to increase the overall gold recovery (from the low to mid-70%) at San Jose de Gracia. This work program includes the re-establishment of a primary gravity gold circuit with the installation of three new Falcon gravity concentrators. These Falcon gravity concentrators will be installed after the Ball mills to recover the significant portion of free gold available in the San Pablo, San Pablo Sur and La Mochomera mining zones (see Figure 1).

The metallurgical test work results from three fresh rock composite samples from the active exploration areas of San Pablo, San Pablo Sur, and La Mochomera show excellent recovery >95% in all samples using gravity followed by flotation (using standard industry reagents). Additionally, gravity gold recoveries reached up to 33.8%, confirming that the gold mineralization is amenable to conventional gravity gold processing methods such as Falcon concentrators. The summary of the metallurgical test work results is tabled below.

Table 1: Results from the metallurgical test work (gravity followed flotation) completed from the three active mining areas. Note the grind size for the samples tested was 80%, passing 80 microns using standard industry reagents.

Rohan Hazelton, CEO of DynaResource commented, "This metallurgical work is important data for the upcoming SK1300 Technical Report Pre-Feasibility Study that we plan to release in early Q2 2025. I am pleased to see such incredibly high gold recoveries from each of our major gold zones defined to date. Better than 95% gold recovery means our ore is easily processable and this supports our planned re-installation of the gravity gold circuit at San Jose de Gracia. During the period 2015 to 2019 the gravity circuit at San Jose recovered 31% of the gold, and with an operating gravity circuit in the third quarter 2025, we anticipate an improvement in overall gold recoveries to approximately 80%.”

Tres amigos
Ciseña
La Unión
La Mochomera
Purísima
San Pablo
San Pablo Sur

Figure 1 The Active Exploration areas at San Jose Gracia, show orebody location and underground development.

The Company remains committed to creating value through responsible mining practices, and growth via exploration while delivering sustainable returns for shareholders and contributing positively to the communities in which it operates. DynaResource remains focused on operational efficiency, cost management, and delivering sustainable growth for its shareholders.

About DynaResource
DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San Jose de Gracia gold mining district in Sinaloa, Mexico.

On behalf of the Board of Directors of DynaResource, Inc.
Rohan Hazelton
President & CEO

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.